UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 1, 2014

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 1, 2014, G&K Services, Inc. (the “Company”) appointed Kevin A. Fancy, age 51, to the position of President, G&K Services Canada, Inc. ("G&K Canada"). Concurrently with such appointment, Robert G. Wood assumed the role of Chairman of Canadian Operations for G&K Canada. Mr. Fancy joined the Company in August 2013 as President Designate of G&K Canada. Prior to joining the Company, from 2011 to March 2013, Mr. Fancey was the Executive Vice President, Sales and Marketing, of Coinamatic Group of Companies. From 2007 to 2011, Mr. Fancey served in various senior capacities with Ricoh Canada Inc./IKON, including as its Area Vice President - Canada East from 2007 to 2008, its Vice President Sales & Service from 2008 to 2009, and its Senior Vice President - Sales from 2009 to 2011. Mr. Fancey served as the Vice President & General Manager of Chubb Security Systems Canada from 2006 to 2007. Prior to that, from 1987 to 2006, Mr. Fancey held various sales, general management and executive roles with Pitney Bowes of Canada Limited, with the exception of between 1994 and 2001, when he was managing director and partner with Compass Document Solutions, a company that he co-founded. Following the 2001 sale of Compass Document Solutions to Pitney Bowes of Canada Limited, Mr. Fancey rejoined Pitney Bowes, where he remained until joining Chubb Security Systems.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary